ARTICLES OF INCORPORATION
                                       OF
                             AMERICAN RIVER HOLDINGS

         ONE:    NAME

         The name of the corporation is:

                  American River Holdings

         TWO:    PURPOSE

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE:  AUTHORIZED STOCK

         The corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which the corporation is authorized to issue is 20,000,000.

         FOUR:   DIRECTOR LIABILITY

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         FIVE:   INDEMNIFICATION

         The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

         SIX:    AGENT FOR SERVICE OF PROCESS

         The name and address in this State of this corporation's initial agent for service of process is:

                           Gary Steven Findley
                           1470 North Hundley Street
                           Anaheim, California 92806

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated:  January 23, 1995





                                                   /s/ GARY STEVEN FINDLEY
                                                   --------------------------
                                                       Gary Steven Findley

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                   /s/ GARY STEVEN FINDLEY
                                                   --------------------------
                                                       Gary Steven Findley

AMERICAN RIVER HOLDINGS

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

The undersigned, David T. Taber and Patricia Thaxter, certify that:

1. They are the president and the assistant corporate secretary, respectively, of American River Holdings, a California corporation.

2. Article 3 (three) of the Articles of Incorporation of this corporation is amended to read as follows:

                  The corporation is authorized to issue only one class of shares of stock, "Common Stock," and the total number of shares which the corporation is authorized to issue is 20,000,000. Upon the amendment of this article, each outstanding share of Common Stock is split into 1.50 shares.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors at their regular meeting held April 21, 1999.

4. The corporation has only one class of shares outstanding and the amendment affects only a stock split.


/s/ David T. Taber                                 /s/ Patricia Thaxter
------------------------                           -----------------------------
David T. Taber                                     Patricia Thaxter
President                                          Assistant Corporate Secretary
Chief Executive Officer

Dated: May 7, 1999


David T. Taber and Patricia Thaxter further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate, and know the contents thereof and that the same is true of their own knowledge.

/s/ David T. Taber                                 /s/ Patricia Thaxter
------------------------                           -----------------------------
David T. Taber                                     Patricia Thaxter

Dated May 7, 1999